Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated September 28, 2022 relating to the financial statements of The Glimpse Group, Inc., appearing in the Annual Report on Form 10-K of The Glimpse Group, Inc. for the years ended June 30, 2022 and 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Hoberman & Lesser CPA’s, LLP

November 10, 2022